Exhibit (G)(4)

                                   Schedule I
                        Foreign Custody Manager Agreement

FUND                                                                  EIN NUMBER
WisdomTree Total Dividend Fund                                        20-4184568
WisdomTree High-Yielding Equity Fund                                  20-4184623
WisdomTree Large Cap Dividend Fund                                    20-4185467
WisdomTree Dividend Top 100 Fund                                      20-4185397
WisdomTree MidCap Dividend Fund                                       20-4185514
WisdomTree SmallCap Dividend Fund                                     20-4185562

WisdomTree Total Earnings Fund                                        74-3201190
WisdomTree Earnings 500 Fund                                          74-3201195
WisdomTree MidCap Earnings Fund                                       74-3201194
WisdomTree SmallCap Earnings Fund                                     74-3201196
WisdomTree Earnings Top 100 Fund                                      74-3201191
WisdomTree Low P/E Fund                                               74-3201187

WisdomTree DEFA Fund                                                  20-4185606
WisdomTree DEFA High-Yielding Equity Fund                             20-4185692
WisdomTree Europe Total Dividend Fund                                 20-4185737
WisdomTree Europe High-Yielding Equity Fund                           20-4184691
WisdomTree Europe SmallCap Dividend Fund                              20-6905697
WisdomTree Japan Total Dividend Fund                                  20-4184758
WisdomTree Japan High-Yielding Equity Fund                            20-4184829
WisdomTree Japan SmallCap Dividend Fund                               20-6905707
WisdomTree Pacific ex-Japan Total Dividend Fund                       20-4184884
WisdomTree Pacific ex-Japan High Yielding Equity Fund                 20-4184932
WisdomTree International LargeCap Dividend Fund                       20-4185073
WisdomTree International Dividend Top 100 Fund                        20-4185016
WisdomTree International MidCap Dividend Fund                         20-4185270
WisdomTree International SmallCap Dividend Fund                       20-4185347

WisdomTree International Basic Materials Sector Fund                  56-607541
WisdomTree International Communications Sector Fund                   56-607546
WisdomTree International Consumer Cyclical Sector Fund                56-607544
WisdomTree International Consumer Non-Cyclical Sector Fund            35-278351
WisdomTree International Energy Sector Fund                           37-528469
WisdomTree International Financial Sector Fund                        38-741548
WisdomTree International Health Care Sector Fund                      61-508734
WisdomTree International Industrial Sector Fund                       36-593645
WisdomTree International Technology Sector Fund                       30-380110
WisdomTree International Utilities Sector Fund                        32-181041

As of February 5, 2007